                                                                  Rule 424(b)(2)
                                             Registration Statement No. 33-64797

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 13, 1995)

                                 $300,000,000

                                 Tenneco Inc.

                          7 1/4% DEBENTURES DUE 2025

                               ----------------

                   Interest payable June 15 and December 15

                               ----------------

THE DEBENTURES  WILL NOT BE REDEEMABLE PRIOR TO MATURITY. THE  DEBENTURES WILL
 BE REPRESENTED  BY ONE OR MORE  GLOBAL SECURITIES REGISTERED IN THE  NAME OF
  THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") OR ITS NOMINEE. BENEFICIAL
   INTERESTS IN  THE  GLOBAL SECURITIES  WILL  BE SHOWN  ON,  AND TRANSFERS
    THEREOF WILL BE EFFECTED THROUGH, RECORDS MAINTAINED BY THE DEPOSITARY
     OR ITS  PARTICIPANTS.  EXCEPT  AS  DESCRIBED  HEREIN,  DEBENTURES  IN
     DEFINITIVE   FORM  WILL   NOT   BE  ISSUED.   SEE  "DESCRIPTION   OF
      DEBENTURES".

                               ----------------


THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
    OFFENSE.

                               ----------------

                        PRICE 100% AND ACCRUED INTEREST

                               ----------------

                                                     UNDERWRITING
                                         PRICE TO   DISCOUNTS AND   PROCEEDS TO
                                        PUBLIC(1)   COMMISSIONS(2) COMPANY(1)(3)
                                       ------------ -------------- -------------
Per Debenture.........................   100.000%        .875%        99.125%
Total................................. $300,000,000   $2,625,000   $297,375,000

------------
  (1) Plus accrued interest from December 15, 1995.
  (2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
  (3)Before deducting expenses payable by Tenneco Inc. estimated at $300,000.

                               ----------------

  The Debentures are offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by the Underwriters, and subject to approval of certain legal matters by Cahill Gordon & Reindel, counsel for the Underwriters. It is expected that delivery of the Debentures will be made on or about December 18, 1995, through the book-entry facilities of the Depositary against payment therefor in immediately available funds.

                               ----------------

MORGAN STANLEY & CO.
            Incorporated
                     MERRILL LYNCH & CO.
                                                   J. P. MORGAN SECURITIES INC.

December 13, 1995

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE DEBENTURES OFFERED HEREBY AND/OR ANY OTHER DEBENTURES OR NOTES OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR IN THE OVER-THE-COUNTER MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

  NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           DESCRIPTION OF DEBENTURES

  The 7 1/4% Debentures due 2025 (the "Debentures") offered hereby are a series of "Securities" as defined and described in the accompanying Prospectus dated December 13, 1995 (the "Prospectus"), and the following description of terms of the Debentures supplements the description of the general terms and provisions of the Securities set forth in the Prospectus.

  The Debentures are to be issued pursuant to the provisions of an Indenture dated as of March 15, 1988, between the Company and The Chase Manhattan Bank (National Association), as Trustee (hereinafter called the "Trustee"), as supplemented by supplemental indentures (such Indenture as supplemented and amended from time to time in accordance with the terms thereof being hereinafter referred to as the "Indenture").

  The Debentures will mature on December 15, 2025. The Debentures are to bear interest from December 15, 1995 (at the rate per annum referred to on the cover of this Prospectus Supplement) payable on June 15 and December 15 of each year at the office of the Trustee in The City of New York, commencing on June 15, 1996. Subject to certain exceptions therein set forth, the Indenture provides for the payment of interest on any interest payment date only to holders of the Debentures in whose names the Debentures are registered on the interest record date, which is the May 31 or November 30, as the case may be, next preceding such interest payment date if such date is a business day or the business day immediately preceding such date if such date is not a business day.

  The Debentures will not be redeemable prior to maturity.

GLOBAL SECURITIES

  The Debentures will be issued in the form of one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary"). Unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security may not be transferred except as a whole to a nominee of the Depositary for such Global Security, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

BOOK-ENTRY SYSTEM

  Initially, the Debentures will be registered in the name of Cede & Co., the nominee of the Depositary. Accordingly, beneficial interests in the Debentures will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants.

  The Depositary has advised the Company and the Underwriters as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the United States Securities Exchange Act of 1934, as amended. The Depositary holds securities that its participants ("Direct Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in such Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary's book-entry system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Direct and Indirect Participants are on file with the United States Securities and Exchange Commission.

  The Depositary advises that its established procedures provide that (i) upon issuance of the Debentures by the Company, the Depositary will credit the accounts of Participants designated by the Underwriters with the principal amounts of the Debentures purchased by the Underwriters and (ii) ownership of interests in the Global Securities will be shown on, and the transfer of the ownership will be effected only through, records maintained by the Depositary, the Direct Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Securities is limited to such extent.

  So long as a nominee of the Depositary is the registered owner of the Global Securities, such nominee for all purposes will be considered the sole owner or holder of such Global Securities under the Indenture. Except as provided below, owners of beneficial interests in the Global Securities will not be entitled to have Debentures registered in their names, will not receive or be entitled to receive physical delivery of Debentures in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Neither the Company, the Trustee, any paying agent nor the registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Principal and interest payments on the Debentures registered in the name of the Depositary's nominee will be made in immediately available funds to the Depositary's nominee as the registered owner of the Global Securities. Under the terms of the Debentures, the Company and the Trustee will treat the persons in whose names the Debentures are registered as the owners of such Debentures for the purpose of receiving payment of principal and interest on such Debentures and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Debentures to owners of beneficial interests in the Global Securities. The Depositary has advised the Company and the Trustee that its current practice is, upon receipt of any payment of principal or interest, to credit Direct Participants' accounts on the payment date in accordance with their respective holdings of beneficial interests in the Global Securities as shown on the Depositary's records, unless the Depositary has reason to believe that it will not receive payment on the payment date. Payments by Direct and Indirect Participants to owners of beneficial interests in the Global Securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Direct and Indirect Participants and not of the Depositary, the Trustee, or the Company, subject to any statutory requirements that may be in effect from time to time. Payment of principal and interest to the Depositary is the responsibility of the Company or the Trustee, disbursement of such payments to the owners of beneficial interests in the Global Securities shall be the responsibility of the Depositary and Direct and Indirect Participants.

  Debentures represented by a Global Security will be exchangeable for Debentures in definitive form of like tenor as such Global Security in denominations of $1,000 and in any greater amount that is an integral multiple if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the Company within 90 days or the Company in its discretion at any time determines not to require all of the Debentures to be represented by a Global Security and notifies the Trustee thereof. Any Debentures that are exchangeable pursuant to the preceding sentence are exchangeable for Debentures issuable in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security or Global Securities of the same aggregate denominations to be registered in the name of the Depositary or its nominee.

SAME-DAY SETTLEMENT AND PAYMENT

  Settlement for the Debentures will be made by the Underwriters in immediately available funds. So long as the Depositary continues to make its Same-Day Funds Settlement System available to the Company, all payments of principal and interest on the Debentures will be made by the Company in immediately available funds.

  Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Debentures will trade in the Depositary's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Debentures will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debentures.

                                  UNDERWRITERS

  Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof, the Underwriters named below have severally agreed to purchase, and the Company has agreed to sell to them, severally, the principal amounts of Debentures set forth below.

                                                                     PRINCIPAL
                                                                     AMOUNT OF
                                 NAME                                DEBENTURES
                                 ----                               ------------
   Morgan Stanley & Co. Incorporated............................... $100,000,000
   Merrill Lynch, Pierce, Fenner & Smith Incorporated..............  100,000,000
   J. P. Morgan Securities Inc.....................................  100,000,000
                                                                    ------------
     Total......................................................... $300,000,000
                                                                    ============

  The nature of the Underwriters' obligation is such that they are committed to take and pay for all of the Debentures if any are taken.

  The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Debentures are subject to, among other things, the approval of certain legal matters by their counsel and to the conditions that no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Securities and Exchange Commission and that there has been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries taken as a whole from that set forth in or contemplated by the Registration Statement.

  The Underwriters propose to offer part of the Debentures directly to the public at the public offering price set forth on the cover page hereof and part to dealers at a price which represents a concession, not in excess of .50% of the principal amount under the public offering price of the Debentures. Any Underwriter may allow and such dealers may reallow a concession, not in excess of .25% of the principal amount of the Debentures, to certain other dealers. After the initial offering of the Debentures, the public offering price of the Debentures and such concessions may be changed.

  The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The Company has agreed not to offer, sell, contract to sell or otherwise dispose of any of its debt securities substantially similar to the Debentures during the period beginning on the date of this Prospectus Supplement and continuing to and including the date the Debentures are delivered to the Underwriters, without the prior written consent of Morgan Stanley & Co. Incorporated.

  In the ordinary course of their respective businesses, the Underwriters or affiliates of the Underwriters have engaged and may in the future engage in commercial banking or investment banking transactions with the Company. William
L. Weiss, a director of the Company, is also a director of Merrill Lynch & Co., Inc., an affiliate of one of the Underwriters.

                                 $1,000,000,000

                                DEBT SECURITIES

                                  TENNECO INC.

  Tenneco Inc. (the "Company") directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell from time to time up to $1,000,000,000 aggregate principal amount (or its equivalent) of its debt securities (the "Securities") on terms to be determined at the time of sale. The specific designation, aggregate principal amount, maturities, rate (or method of calculation) and time of payment of interest, purchase price, any terms for redemption and the agent, dealer or underwriter, if any, in connection with the sale of the Securities in respect of which this Prospectus is being delivered and other terms of the Securities are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"). The Company reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents.

  If an agent of the Company or a dealer or underwriter is involved in the sale of the Securities in respect of which this Prospectus is being delivered, the agent's commission, dealer's purchase price, or underwriter's discount is set forth in, or may be calculated from, the Prospectus Supplement, and the net proceeds to the Company from such sale will be the purchase price of such Securities less such commission in the case of an agent, the purchase price of such Securities in the case of a dealer or the public offering price less such discount in the case of an underwriter, and less, in each case, the other attributable issuance expenses. The aggregate proceeds to the Company from all the Securities will be the purchase price of Securities sold less the aggregate of agents' commissions and underwriters' discounts and other expenses of issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for the agents, dealers and underwriters.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN  APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION NOR  HAS  THE
     SECURITIES   AND  EXCHANGE   COMMISSION  OR   ANY  STATE   SECURITIES
       COMMISSION  PASSED   UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS
         PROSPECTUS. ANY REPRESENTATION TO  THE CONTRARY IS A CRIMINAL
           OFFENSE.

                               ----------------

December 13, 1995

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
      Available Information................................................   2
      Incorporation of Certain Documents by Reference......................   2
      Tenneco Inc. ........................................................   3
      Use of Proceeds......................................................   3
      Description of Securities............................................   3
      Plan of Distribution.................................................   9
      Legal Opinions.......................................................  10
      Experts..............................................................  10

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 5th Street, N.W., Washington, D.C., and at regional offices of the Commission at the following addresses: Seven World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York, Chicago and Pacific Stock Exchanges.

  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such copies should be directed to Mr. Karl A. Stewart, Vice President and Secretary, Tenneco Inc., P.O. Box 2511, Houston, Texas 77252-2511, telephone number (713) 757-2131.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. The following documents filed with the Securities and Exchange Commission by the Company are incorporated as of their respective dates in this Prospectus by reference:

    (a) Annual Report on Form 10-K for the fiscal year ended December 31,
  1994;

    (b) Definitive Proxy Statement for the Annual Meeting of Stockholders held on May 9, 1995;

    (c) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995.

    (d) Current Reports on Form 8-K dated October 2, 1995 and November 17, 1995; and

  All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering hereunder, shall be deemed incorporated in this Prospectus by reference and to be a part of this Prospectus from the date of the filing of such documents.

                                  TENNECO INC.

  Tenneco Inc. is a holding company conducting all of its operations through subsidiaries. As used herein, the term "Tenneco" refers to the Company and its consolidated subsidiaries.

  The major businesses of Tenneco are natural gas transportation and marketing; manufacture and sale of automotive exhaust system parts and ride control products; construction and repair of ships; and manufacture and sale of packaging materials, cartons, containers and specialty packaging products. Tenneco also owns 21% of Case Corporation, a manufacturer of farm and construction equipment.

  Because the Company is a holding company rather than an operating company, its ability to pay interest on its outstanding indebtedness depends primarily upon the availability of funds from its operating subsidiaries.

  The address of the Company, a Delaware corporation, is P.O. Box 2511, Houston, Texas 77252-2511, and its telephone number is (713) 757-2131.

                                USE OF PROCEEDS

  Unless otherwise indicated in a Prospectus Supplement, the net proceeds from the sale of the Securities will be added to the general funds of the Company and will be used for working capital and capital expenditures or to reduce indebtedness incurred for such purposes and to refinance long term debt maturing over the next several years and to refinance short term debt incurred to acquire businesses and assets. Any additional funds required for any of the foregoing purposes may be derived from internal sources, additional borrowings or other financial arrangements.

                           DESCRIPTION OF SECURITIES

  The Securities are to be issued pursuant to the provisions of an indenture (hereinafter called the "Indenture") dated as of March 15, 1988, between the Company and The Chase Manhattan Bank (National Association), as Trustee (hereinafter called the "Trustee"). The following statements are summaries of certain provisions contained in the Indenture, a copy of which is filed as an exhibit to the registration statement of which this Prospectus is a part. They do not purport to be complete statements of all the terms and provisions of the Indenture, and reference is made to the Indenture for full and complete statements of such terms and provisions.

GENERAL

  The Indenture does not limit the amount of securities that can be issued thereunder, nor does it restrict the payment of dividends or the acquisition of capital stock by the Company or any subsidiary of the Company or the amount of debt which the Company or any subsidiary of the Company can incur. Additional securities may be issued under the Indenture from time to time and offered on terms determined by market conditions at the time of sale.

  The Securities will be unsecured and will rank equally and ratably with other unsecured and unsubordinated debt of the Company.

  The Prospectus Supplement sets forth the following terms of the Securities in respect of which this Prospectus is delivered: (i) the designation of such Securities, (ii) the aggregate principal amount of such Securities, (iii) the percentage of principal amount at which such Securities will be issued, (iv) the date or dates on which such Securities will mature, (v) the rate or rates, if any, per annum (which may be fixed or variable) at which such Securities will bear interest or the method of determining such rate or rates, (vi) the times at which such interest, if any, will be payable, (vii) the date, if any, after which such Securities may be redeemed, or any applicable sinking fund requirements, and the redemption price or prices, (viii) the currency in which the Securities will be denominated (if other than U.S. dollars), and (ix) any other special terms.

  Principal, premium, if any, and interest, if any, will be payable at the principal corporate trust office of the Trustee in The City of New York, or that of its agent, provided that payment of interest, other than interest payable at maturity or upon redemption, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on registry books of the Company. Unless otherwise indicated in the Prospectus Supplement, payment of interest on any interest payment date will be made only to holders of the Securities in whose names the Securities are registered on the record date specified in the Securities.

  The Securities will be in registered form, without coupons, issuable in denominations of $1,000 (unless otherwise specified in the Prospectus Supplement) or any authorized multiple thereof.

LIENS

  So long as any Securities are outstanding, neither the Company nor any Subsidiary (as defined below) will create, assume or suffer to exist any Lien (as defined below) which secures Debt (as defined below) and which is on any capital stock of any Subsidiary owned by it; provided, however, that this prohibition does not apply to or prevent the creation or existence of any Lien upon any capital stock (i) created at the time of the acquisition of such capital stock by the Company or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such capital stock or Debt incurred to finance such purchase price; (ii) held by a person existing on such capital stock at the time such person becomes a Subsidiary; or (iii) of a foreign Subsidiary held directly or indirectly by another foreign Subsidiary to secure Debt of such other foreign Subsidiary.

  The Indenture provides that so long as any Securities are outstanding, the Company will not, and will not permit any Subsidiary, other than a Finance Subsidiary (as defined below) to, pledge, mortgage or hypothecate, or permit any Lien upon, any property or assets at any time owned by the Company or any Subsidiary, other than a Finance Subsidiary, to secure any Debt, without making effective provision whereby the Securities shall (so long as such other Debt shall be so secured) be equally and ratably secured with any and all such Debt and with any other Debt similarly entitled to be equally and ratably secured; provided, however, that such restriction shall not apply to nor prevent the creation or existence of any encumbrance upon capital stock permitted under the provision described in the preceding paragraph or:

    (a) any Lien upon any property or assets of the Company or any Subsidiary in existence on March 15, 1988, or created pursuant to an "after-acquired property" clause or similar term (including any Liens created upon substitution of cash or collateral of similar value) in existence at March 15, 1988, of any mortgage, pledge agreement, security agreement or other similar instrument in existence on March 15, 1988;

    (b) any Lien upon any property or assets created at the time of the acquisition of such property or assets by the Company or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price;

    (c) any Lien upon any property or assets existing thereon at the time of the acquisition thereof by the Company or any Subsidiary (whether or not the obligations secured thereby are assumed by the Company or any Subsidiary);

    (d) any Lien upon any property or assets of a person existing thereon at the time such person becomes a Subsidiary by acquisition or otherwise;

    (e) the assumption by the Company or any Subsidiary of obligations secured by any Lien existing at the time of the acquisition by the Company or any Subsidiary of the property or assets subject to such Lien or at the time of acquisition of the person which owns such property or assets;

    (f) any extension, renewal or refunding of any permitted Liens on capital stock or any Lien permitted by paragraphs (a), (b), (c), (d) or (e) above on substantially the same property or assets theretofore subject thereto or any part thereof, securing Debt not in excess of the amount outstanding on the date of such extension, renewal or refunding;

    (g) any Lien on any oil, gas, mineral and processing and other plant properties to secure the payment of costs, expenses or liabilities incurred under any lease or grant or operating or other similar agreement in connection with or incident to the exploration, development, maintenance or operation of such properties;

    (h) any Lien arising from or in connection with a conveyance by the Company or any Subsidiary of any production payment with respect to oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources;

    (i) any Lien in favor of the Company or any Subsidiary;

    (j) any Lien created or assumed by the Company or any Subsidiary in connection with the issuance of Debt the interest on which is excludable from gross income of the holder of such Debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by the Company or any Subsidiary;

    (k) Liens upon rights-of-way for pipeline purposes;

    (l) any governmental Lien, mechanics', materialmen's, carriers' or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction;

    (m) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

    (n) Liens of taxes and assessments which are (i) for the then current year, or (ii) not at the time delinquent or (iii) delinquent but the validity of which is being contested at the time by the Company or any Subsidiary in good faith;

    (o) Liens of, or to secure performance of, leases;

    (p) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

    (q) any Lien upon property or assets acquired or sold by the Company or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

    (r) any Lien incurred in the ordinary course of business in connection with workmen's compensation or unemployment insurance, or to secure obligations imposed by statute or governmental regulations;

    (s) any Lien upon property or assets of any foreign Subsidiary to secure Debt of that foreign Subsidiary;

    (t) any Lien upon any property or assets in accordance with customary banking practice to secure any Debt incurred by the Company or any Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries;

    (u) any Lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by paragraphs (a) through (v) inclusive; or

    (v) any Lien securing any Debt in an amount which, together with all other Debt secured by a Lien that is not otherwise permitted by the provisions of any other provision set forth above, does not at the time of the incurrence of the Debt so secured exceed 10% of Consolidated Net Tangible Assets (as defined below), as shown on a balance sheet as of the end of the most recent fiscal quarter prior to the incurrence of such Debt for which a balance sheet is available. At September 30, 1995, 10% of Consolidated Net Tangible Assets was $918 million.

  If the Company or any of its Subsidiaries (other than a Finance Subsidiary) shall propose to so pledge, mortgage or hypothecate any assets or property at any time owned by it to secure any Debt, other than as permitted by subdivisions (a) through (v) inclusive above, the Company will prior thereto give written notice thereof to the Trustee, and the Company will prior to or simultaneously with such pledge, mortgage or hypothecation, by supplemental indenture executed to the Trustee (or to the extent legally necessary to an additional or separate trustee), in form satisfactory to the Trustee, cause all the Securities effectively to be secured equally and ratably with such Debt, pledge, mortgage or hypothecation of such assets or property.

MODIFICATION OF INDENTURE

  The Indenture provides that, with the consent of the holders of not less than a majority in principal amount of Securities of all series at the time outstanding which will be affected by the modification or amendment to the Indenture (voting as a single class), the Company and the Trustee may enter into supplemental indentures for the purposes of modifying or amending any of the provisions of the Indenture or of any supplemental indenture, or of modifying the rights of the holders of the Securities affected by such modification or amendment, but may not, without the consent of the holders of all outstanding Securities affected by such modification or amendment, (i) extend the maturity, reduce the interest rate or modify in any other way the terms of payment of principal, premium, if any, or interest upon the Securities, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture.

DEFAULTS AND RIGHTS UPON DEFAULT

  The Indenture defines the term "default" with respect to a series of Securities to mean a default in the payment of interest or the making of any sinking fund redemption for 30 days on such series, a default in the payment of principal of or premium, if any, on such series (other than failure to make a sinking fund redemption), and a default in the performance of any of the Company's covenants in the Indenture for 60 days after written notice of such default.

  The term "default" also includes certain events involving the Company or Tennessee Gas Pipeline Company, a wholly-owned subsidiary of the Company ("Tennessee"), but not any of the Company's other Subsidiaries, in bankruptcy, reorganization, receivership or other insolvency proceedings, or an assignment by the Company or Tennessee for the benefit of creditors; provided that at the time of such event Tennessee is a Subsidiary of the Company. The assets of Tennessee presently consist primarily of its interstate gas pipeline system, assets utilized in its automotive business and capital stock, held directly or indirectly, of substantially all of the other Subsidiaries of the Company. The Indenture contains no restriction upon the transfer, sale or other disposition by Tennessee of all or a portion of its assets, whether to the Company or to unaffiliated parties, nor does it require that Tennessee's corporate existence continue.

  In addition, the term "default" includes default by the Company in the payment of principal of or interest on any obligation for money borrowed beyond any period of grace specified therefor or default by the Company in the performance of any of the terms of any agreement under which such obligation is created if the effect is to cause such obligation to become due prior to its stated maturity, if any such default is not waived by the required percentage of the holders of such obligations. In addition, the term "default" includes any default, of the type described in the preceding sentence, (i) by a domestic Subsidiary (other than a Finance Subsidiary) if such default results in acceleration of Debt of that Subsidiary in excess of 1% of the consolidated Debt of the Company and its Subsidiaries (excluding Debt of Finance Subsidiaries) or (ii) by two or more domestic Subsidiaries (other than a Finance Subsidiary) if such default results in acceleration of Debt of those Subsidiaries in excess of 5% of the consolidated Debt of the Company and its Subsidiaries (excluding Debt of Finance Subsidiaries).

  On or before May 1 in each year, the Company must file with the Trustee an officers' certificate stating whether or not, to the knowledge of the signers, the Company is in default in the performance of any of the terms of the Indenture.

  If a default shall have occurred and be continuing with respect to (i) the payment of principal of, premium, if any, or interest or sinking fund redemption payment on, any series of Securities or (ii) the performance of any other covenant of the Company relating to that series of Securities, the Trustee or the holders of at least 25% in principal amount of the Securities of the series affected in the case of clause (i) (or 25% in principal amount of all series affected in the case of clause (ii), treated as a single class) then outstanding may declare the principal of all the Securities of such series (or all such series, as the case may be) to be due and payable, but the holders of a majority in principal amount of the Securities then outstanding of that series (or all such series treated as a single class, as the case may be) may rescind such declaration if the default is cured. No Securityholder may enforce the Indenture except in the case of a refusal or neglect of the Trustee to act for 30 days after notice of default and after request by the holders of a majority in principal amount of the outstanding Securities of any series as to which a default has occurred in the case of a payment default and all other series affected thereby in the case of any other default, and the offer to the Trustee of indemnity and security satisfactory to it, but this provision does not prevent any Securityholder of that series from enforcing payment of principal of, or premium, if any, or interest or sinking fund redemption payment on, his Security. Holders of a majority in principal amount of the Securities of any and all series affected (treated as a single class) and then outstanding may direct the Trustee as to proceedings available to it under the Indenture. Prior to declaration of acceleration, any past non-payment default with respect to a particular series of Securities may be waived by the holders of a majority in principal amount of the Securities of all series then outstanding affected thereby (treated as a single class).

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Indenture provides that the Company will not consolidate with or merge into, or sell, lease, transfer or otherwise dispose of its assets as, or substantially as, an entirety to any person unless the person resulting from such consolidation or into which the Company is merged or which acquired or leased the assets of the Company as, or substantially as, an entirety assumes the obligations of the Company under all the Securities then outstanding and, in the case of any such merger or consolidation, unless the person resulting from such consolidation or into which the Company is merged is a corporation existing under the laws of the United States, one of the States thereof or the District of Columbia.

DEFEASANCE

 Defeasance and Discharge of Securities of any Series

  The Company has the right at any time to be discharged from its obligations under the Securities of any series (except for certain obligations to register the transfer or exchange of the Securities of such series, to replace stolen, lost or mutilated Securities of such series, to maintain paying agencies and hold monies for payment in trust), subject to certain conditions, by depositing in trust with the Trustee an amount, in cash or securities of the United States government or securities issued by government agencies backed by the full faith and credit of such government ("U.S. Government Obligations"), sufficient to pay or provide for payment of all principal and interest and premium, if any, due and to become due on the Securities of such series and paying all other sums payable by it under the Indenture with respect to the Securities of such series.

  In order to be so discharged of its obligations, the Company must first deliver to the Trustee either a ruling from the Internal Revenue Service or an opinion of counsel to the effect that any such satisfaction and discharge will not result in recognition by holders of the Securities of such series of income, gain or loss for federal income tax purposes (other than income, gain or loss that would have been recognized in the same amount and in the same manner and at the same time or times as would have been the case absent such satisfaction and discharge). Notwithstanding the foregoing, the obligation of the Company to pay when due the principal of, any premium, if any, and interest on the Securities of such series will be reinstated if the Trustee is unable to pay when due any such amount from the money or U.S. Government Obligations as a result of any legal proceeding or order of any court or governmental authority.

 Defeasance of Certain Covenants

  The Company also has the right to be discharged of its covenant under the Indenture described under "Liens" above, insofar as the Securities of such series are concerned, by depositing in trust with the Trustee an amount, in cash or U.S. Government Obligations, sufficient to pay or provide for payment of all principal and interest and premium, if any, due and to become due on the Securities of such series and paying all other sums payable by it under the Indenture with respect to the Securities of such series. The Company is not required to deliver any ruling of the Internal Revenue Service or opinion of counsel with respect to the federal income tax consequences of any such discharge as described above under the caption "Defeasance and Discharge of Securities of any Series".

DEFINITIONS

  As used in the Indenture,

    (i) the term "Consolidated Assets" means at any date the consolidated assets of the Company and its consolidated Subsidiaries including all investments by the Company or its consolidated Subsidiaries in other entities (less applicable reserves and other properly deductible items), determined on a consolidated basis as of such date;

    (ii) the term "Consolidated Net Tangible Assets" means at any date Consolidated Assets after deducting therefrom (a) all current liabilities of the Company and its consolidated Subsidiaries (excluding any which are, by their terms unconditionally extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) Goodwill, all determined on a consolidated basis as of such date;

    (iii) the term "Debt", as applied to any person, means any obligation created or assumed by such person for the repayment of money borrowed and any purchase money obligation created or assumed by such person. All such Debt guaranteed in any manner by such person or in effect guaranteed by such person through a contingent agreement to purchase said Debt and all such Debt secured by mortgage or other lien upon property owned by such person and upon which such person customarily pays interest, although such person has not assumed or become liable for the payment of such Debt, shall for all purposes hereof be deemed to be "Debt" of such person;

    (iv) the term "Domestic Subsidiary" means any Subsidiary which is not a foreign Subsidiary;

    (v) the term "Finance Subsidiary" means any Subsidiary which is principally engaged in the business of financing the sale or lease of the goods or services of the Company and its consolidated Subsidiaries and third parties. At September 30, 1995, the Company's only Finance Subsidiary was Tenneco Credit Corporation;

    (vi) the term "foreign Subsidiary" means any Subsidiary which is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia and (determined on a consolidated basis) more than 66 2/3% of its sales or earnings are derived from operations located in, or more than 66 2/3% of its assets are located in, territories of the United States of America and jurisdictions outside the United States of America.

    (vii) the term "Goodwill" means at any date the amount of the Company's investment in consolidated Subsidiaries in excess of the net assets of such Subsidiaries at the time of acquisition of such assets, less amortization on such excess amount from the time of acquisition thereof, all as reflected on the consolidated balance sheet of the Company and its consolidated Subsidiaries as of such date;

    (viii) the term "Lien" means any mortgage, pledge, security interest, lien or other encumbrance; and

    (ix) the term "Subsidiary" means any corporation or other person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions are at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

THE TRUSTEE

  The Chase Manhattan Bank (National Association), the Trustee under the Indenture, is trustee under the indentures under which the Company's presently outstanding debentures and certain of its notes are issued and under indentures under which certain obligations of subsidiaries of the Company are outstanding. The Chase Manhattan Bank (National Association) is a party to bank loan agreements with the Company and certain of its subsidiaries, and is a depositary of funds of the Company and for many years has served as a depositary of funds of subsidiaries of the Company.

                              PLAN OF DISTRIBUTION

  The Company may sell the Securities being offered hereby in four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and
(iv) through dealers.

  Offers to purchase Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

  If an underwriter or underwriters are utilized in the sale of Securities, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date specified in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts specified in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and that the issuance of the Securities covered by any Contract shall not result in the breach of any of the provisions of or constitute a default under any other agreement or instrument of the Company. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                 LEGAL OPINIONS

  Certain legal matters in connection with the Securities offered hereby are being passed upon for the Company by Mr. M. W. Meyer, Vice President and Deputy General Counsel of the Company, and for any agents or underwriters, as the case may be, by Messrs. Cahill Gordon & Reindel (a partnership including a professional corporation), 80 Pine Street, New York, New York. The Company has been advised by Mr. Meyer that at November 30, 1995, he beneficially owned 24,850 shares of Common Stock of the Company (including options to purchase 4,001 shares of Common Stock, which options are either presently exercisable or exercisable within 60 days of such date). Cahill Gordon & Reindel from time to time performs legal services for the Company and its subsidiaries and members of Cahill Gordon & Reindel are the beneficial owners of securities of the Company.

                                    EXPERTS

  The financial statements and schedules of the Company and its consolidated subsidiaries included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report, which includes an explanatory paragraph that describes certain litigation discussed in Note 6 of those statements, the outcome of which impacts Tennessee Gas Pipeline Company's ongoing customer settlement discussions over the recoverability of its contract reformation costs. Further reference is made to said report, which also includes an explanatory paragraph with respect to the change in the methods of accounting for postemployment benefits, income taxes and postretirement benefits other than pensions.

  The combined financial statements of Mobil Plastics Division of Mobil Corporation appearing in the Current Report of Tenneco Inc. on Form 8-K dated November 17, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference and included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.